AMENDMENT NO. 6 TO LOAN AGREEMENT AND PROMISSORY NOTE

     This Amendment No. 6 is entered into as of November 27, 2000 by and between Valence Technology, Inc. (Previously Ultracell, Inc.), a Delaware corporation ("Borrower"), and Baccarat Electronics, Inc., whose address is 10050 Bandley Drive, Cupertino, CA 95014 ("Lender").

                                    RECITALS

     A. Borrower and Lender have entered into that certain Loan Agreement dated as July 17, 1990 (the "Loan Agreement) and amended as of March 15, 1991 ("Amendment No. 1"), as of March 24, 1992 ("Amendment No. 2"), as of August 17, 1992 ("Amendment No. 3"), as of September 19, 1997 ("Amendment No. 4"), and as of July 17, 1998 ("Amendment No. 5") (the loan Agreement and Amendments No. 1, No. 2, No. 3, No. 4 and No. 5 are referred to collectively herein as the "Agreements"), pursuant to which Lender agreed to provide a revolving line of credit to Borrower in the aggregate principal sum of $10,000,000.00 (the "Loans") and pursuant to which Borrower has executed and delivered to the Lender that certain New Amended Promissory Note dated as of September 19, 1997 (the "Amended Promissory Note").

     B. The Borrower and Lender now desire to increase the amount of the loan to fifteen million dollars ($15,000,000).

     NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, the parties hereto agree as follows:

     1. A second amended promissory note ("Second Amended Promissory Note" is hereby incorporated in the Agreements and attached hereto. The total amount available under the Second Amended Promissory Note shall be fifteen million dollars ($15,000,000). Borrower shall make a draw-down of five million dollars ($5,000,000) on November 27, 2000.

     2. Except as stated herein, all provisions of the Agreements and the Second Amended Promissory Note shall remain in full force and effect. This Amendment No. 6 shall be deemed effective as of the date first written above.

     3. This Amendment No. 6 may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts, taken together shall constitute and be considered a part of a single original agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 6 to be duly executed and delivered by their proper and duly authorized officers as of the date first written above.

BACCARAT ELECTRONICS, INC.              VALENCE TECHNOLOGY, INC.

By: /s/ Carl E. Berg                    By: /s/ Jay L. King
   ------------------------------       --------------------------------------
     Carl E. Berg                          Jay L. King
     President                             Vice President and
                                           Chief Financial Officer